EXHIBIT 99.6

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Amendment to Schedule 13D (the “Amendment”) to which this Agreement is attached as an exhibit, and agree that such Amendment, as so filed, is filed on behalf of each of them.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of August 16, 2016.

INDEPENDENCE HOLDING COMPANY

By:	/s/ Teresa A. Herbert
Teresa A. Herbert
Chief Financial Officer and Senior Vice President

MADISON INVESTORS CORPORATION

By:	/s/ David T. Kettig
David T. Kettig
Senior Vice President

AMIC HOLDINGS, INC.

By:	/s/ David T. Kettig
David T. Kettig
President